Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2011 ADJUSTED DILUTED EPS OF

$0.28, DOMESTIC UNIT GROWTH OF 1.3%

SILVER SPRING, MD. (April 28, 2011) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for first quarter 2011:

•

Adjusted diluted earnings per share (“EPS”) for first quarter 2011 were $0.28 compared to $0.27 for the same period of the prior year. Diluted EPS were $0.26 for first quarter 2011 compared to $0.26 for first quarter 2010. Adjusted diluted EPS for first quarter 2011 and 2010 exclude certain special items, as described below, totaling $0.02 and $0.01, respectively.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $27.8 million for the three months ended March 31, 2011, compared to $26.4 million for the same period of 2010. Operating income increased 8% from $23.8 million for the three months ended March 31, 2010 to $25.7 million for the same period of the current year.

•

Franchising revenues increased 8% from $47.7 million for the three months ended March 31, 2010 to $51.5 million for the same period of 2011. Total revenues for the three months ended March 31, 2011 increased 7% to $115.3 million compared to the same period of 2010.

•

The effective income tax rate for the three months ended March 31, 2011 was 28.2% compared to 35.9% for the same period of the prior year. Excluding certain discrete items totaling $1.3 million (approximately $0.02 diluted earnings per share) recorded during the three months ended March 31, 2011, the company’s effective income tax rate was 34.4%.

•	Domestic unit and room growth increased 1.3 percent and 0.8 percent, respectively, from March 31, 2010.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 5.5% for the first quarter of 2011 compared to the same period of 2010.

•	The effective royalty rate increased 3 basis points to 4.35% for the three months ended March 31, 2011 compared to 4.32% for the same period of the prior year.

•	The company executed 56 new domestic hotel franchise contracts for the three months ended March 31, 2011 compared to 55 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 23% from March 31, 2010 to 508 hotels representing 41,475 rooms; the worldwide pipeline declined 20% from March 31, 2010 to 606 hotels representing 49,908 rooms.

“While the franchise development environment remained challenging during the first quarter, we are pleased with our continued growth in domestic RevPAR, domestic net units and rooms and key financial metrics”, said Stephen P. Joyce, president and chief executive officer. “As the domestic RevPAR and hotel transaction environments continue to improve, Choice remains a top option for hotel developers thanks to our formidable position as the premier lodging franchisor in the mid-scale and economy segments with a mix of well-segmented, well-known brands suitable for new construction and conversion development opportunities.”

Special Items

During the three months ended March 31, 2011 and 2010, the company recorded employee termination benefits in selling, general and administrative expenses of approximately $0.1 million and $0.4 million, respectively. In addition, during the three months ended March 31, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. These amounts represented diluted EPS of $0.02 and $0.01 for the three months ended March 31, 2011 and 2010, respectively.

Outlook for 2011

The company’s second quarter 2011 diluted EPS is expected to be at least $0.43. The company expects full-year 2011 adjusted diluted EPS to be between $1.73 and $1.75. Adjusted EBITDA for full-year 2011 are expected to be between $177 million and $179 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to be relatively flat in 2011;

•	RevPAR is expected to increase approximately 5% for the second quarter of 2011 and increase approximately 4% for full-year 2011;

•	The effective royalty rate is expected to increase 1 basis points for full-year 2011;

•	All figures assume the existing share count and an effective tax rate of 34.5% and 33.5% for the second quarter and full-year 2011, respectively;

•

Adjusted EBITDA for the full year 2011 excludes $0.1 million of operating expenses related to employee termination benefits. Adjusted diluted EPS excludes the aforementioned employee termination benefits as well as a $1.8 million loss on land held for sale which together represent approximately $0.02 diluted EPS for full year 2011.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the three months ended March 31, 2011 the company paid $11.0 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the three months ended March 31, 2011, the company did not purchase shares of its common stock under the share repurchase program but still has authorization to purchase up to an additional 3.6 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.2 million shares of its common stock for a total cost of $1 billion through March 31, 2011. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.2 million shares through March 31, 2011 under the share repurchase program at an average price of $13.35 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Our current expectation is that our annual investment in these programs will range between $20 million to $40 million. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Friday, April 29, 2011 at 10:00 a.m. EDT to discuss the company’s first quarter 2011 results. The dial-in number to listen to the call is 1-866-356-4123, and the access code is 79940540. International callers should dial 1-617-597-5393 and enter the access code 79940540. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on April 29, 2011 through May 29, 2011 by calling 1-888-286-8010 and entering access code 21425981. The international dial-in number for the replay is 1-617-801-6888, access code 21425981. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,100 hotels, representing more than 490,000 rooms, in the United States and more than 30 other countries and territories. As of March 31, 2011, more than 500 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 40,000 rooms, and approximately 100 hotels, representing approximately 8,400 rooms, were under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 1, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three months ended March 31, 2011 and 2010 as well as a reduction in the carrying amount of land held for sale during the three months ended March 31, 2011. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2011 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
			Variance
	2011	2010	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$44,240	$41,021	$3,219	8%
Initial franchise and relicensing fees	2,614	1,912	702	37%
Procurement services	3,165	3,245	(80)	(2%)
Marketing and reservation	62,967	58,840	4,127	7%
Hotel operations	864	867	(3)	(0%)
Other	1,431	1,536	(105)	(7%)

Total revenues	115,281	107,421	7,860	7%

OPERATING EXPENSES:

Selling, general and administrative	23,847	21,816	2,031	9%
Depreciation and amortization	1,955	2,172	(217)	(10%)
Marketing and reservation	62,967	58,840	4,127	7%
Hotel operations	833	756	77	10%

Total operating expenses	89,602	83,584	6,018	7%

Operating income	25,679	23,837	1,842	8%

OTHER INCOME AND EXPENSES:
Interest expense	3,224	621	2,603	419%
Interest income	(210)	(60)	(150)	250%
Other (gains) and losses	1,043	(1,017)	2,060	(203%)
Equity in net income of affiliates	(301)	(353)	52	(15%)

Total other income and expenses, net	3,756	(809)	4,565	(564%)

Income before income taxes	21,923	24,646	(2,723)	(11%)
Income taxes	6,193	8,853	(2,660)	(30%)

Net income	$15,730	$15,793	$(63)	(0%)

Basic earnings per share	$0.26	$0.27	$(0.01)	(4%)

Diluted earnings per share	$0.26	$0.26	$—	0%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	March 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$76,405	$91,259
Accounts receivable, net	48,279	47,638
Deferred income taxes	429	429
Other current assets	22,755	24,256

Total current assets	147,868	163,582

Fixed assets and intangibles, net	140,300	142,528
Receivable – marketing and reservation fees	54,719	42,507
Investments, employee benefit plans, at fair value	24,728	23,365
Other assets	44,758	39,740

Total assets	$412,373	$411,722

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$67,693	$88,986
Deferred revenue	72,039	67,322
Deferred compensation & retirement plan obligations	2,573	2,552
Current portion of long-term debt	508	420
Revolving credit facility	—	200
Other current liabilities	6,928	5,778

Total current liabilities	149,741	165,258

Long-term debt	260,007	251,554
Deferred compensation & retirement plan obligations	34,660	35,707
Other liabilities	16,995	17,274

Total liabilities	461,403	469,793

Common stock, $0.01 par value	598	596
Additional paid-in-capital	92,019	92,774
Accumulated other comprehensive loss	(6,482)	(7,192)
Treasury stock, at cost	(867,960)	(872,306)
Retained earnings	732,795	728,057

Total shareholders’ deficit	(49,030)	(58,071)

Total liabilities and shareholders’ deficit	$412,373	$411,722

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$15,730	$15,793

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,955	2,172
Provision for bad debts	778	856
Non-cash stock compensation and other charges	4,513	2,670
Non-cash interest and other (income) loss	(350)	(987)
Equity in net income of affiliates	(301)	(353)

Changes in assets and liabilities, net of acquisitions:
Receivables	(1,250)	(435)
Receivable - marketing and reservation fees, net	(8,979)	(10,909)
Accounts payable	(1,775)	3,294
Accrued expenses	(18,931)	(10,611)
Income taxes payable/receivable	1,182	4,667
Deferred income taxes	(12)	(65)
Deferred revenue	4,709	9,138
Other assets	(1,147)	(6,898)
Other liabilities	(1,339)	(1,352)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(5,217)	6,980

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(1,835)	(4,558)
Equity method investments	(1,600)	—
Acquisitions, net of cash acquired	—	(466)
Purchases of investments, employee benefit plans	(897)	(1,104)
Proceeds from sales of investments, employee benefit plans	310	522
Issuance of notes receivable	(1,477)	(534)
Collections of notes receivable	7	10
Other items, net	(95)	(124)

NET CASH USED IN INVESTING ACTIVITIES	(5,587)	(6,254)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	7,900	16,200
Repayments of long-term debt	(5)	—
Purchase of treasury stock	(2,207)	(8,936)
Dividends paid	(10,950)	(10,945)
Excess tax benefits from stock-based compensation	834	49
Debt issuance costs	(2,207)	—
Proceeds from exercise of stock options	2,238	648

NET CASH USED IN FINANCING ACTIVITIES	(4,397)	(2,984)

Net change in cash and cash equivalents	(15,201)	(2,258)
Effect of foreign exchange rate changes on cash and cash equivalents	347	(19)
Cash and cash equivalents at beginning of period	91,259	67,870

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$76,405	$65,593

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2011*			For the Three Months Ended March 31, 2010*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$72.21	44.3%	$32.00	$71.02	42.8%	$30.36	1.7%	150 bps	5.4%

Comfort Suites	79.08	47.0%	37.18	79.21	43.7%	34.64	(0.2%)	330 bps	7.3%

Sleep	64.94	42.2%	27.43	64.76	41.2%	26.67	0.3%	100 bps	2.8%

Quality	61.58	38.6%	23.80	61.59	37.0%	22.77	(0.0%)	160 bps	4.5%

Clarion	67.72	36.6%	24.75	69.45	33.6%	23.32	(2.5%)	300 bps	6.1%

Econo Lodge	49.61	37.3%	18.49	49.58	35.6%	17.65	0.1%	170 bps	4.8%

Rodeway	45.77	38.6%	17.65	45.44	36.3%	16.51	0.7%	230 bps	6.9%

MainStay	60.97	53.9%	32.85	63.11	52.1%	32.86	(3.4%)	180 bps	(0.0%)

Suburban	38.29	60.7%	23.24	37.22	58.8%	21.89	2.9%	190 bps	6.2%

Ascend Collection	98.46	49.9%	49.09	97.33	42.3%	41.21	1.2%	760 bps	19.1%

Total	$65.69	42.0%	$27.58	$65.22	40.1%	$26.13	0.7%	190 bps	5.5%

	For the Quarter Ended*
	3/31/2011	3/31/2010

System-wide effective royalty rate	4.35%	4.32%

*	Operating statistics represent hotel operations from December through February

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	March 31, 2011		March 31, 2010		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,422	110,932	1,445	113,266	(23)	(2,334)	(1.6%)	(2.1%)

Comfort Suites	621	48,096	620	48,180	1	(84)	0.2%	(0.2%)

Sleep	397	28,895	389	28,377	8	518	2.1%	1.8%

Quality	1,015	88,967	976	88,394	39	573	4.0%	0.6%

Clarion	192	28,259	168	24,336	24	3,923	14.3%	16.1%

Econo Lodge	779	48,245	786	48,519	(7)	(274)	(0.9%)	(0.6%)

Rodeway	381	20,940	373	21,118	8	(178)	2.1%	(0.8%)

MainStay	38	2,943	36	2,797	2	146	5.6%	5.2%

Suburban	63	7,543	62	7,474	1	69	1.6%	0.9%

Ascend Collection	42	3,259	30	2,459	12	800	40.0%	32.5%

Cambria Suites	20	2,328	20	2,326	—	2	0.0%	0.1%

Domestic Franchises	4,970	390,407	4,905	387,246	65	3,161	1.3%	0.8%

International Franchises	1,158	102,326	1,127	100,018	31	2,308	2.8%	2.3%

Total Franchises	6,128	492,733	6,032	487,264	96	5,469	1.6%	1.1%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2011			For the Three Months Ended March 31, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	2	7	9	1	8	9	100%	(13%)	0%

Comfort Suites	—	2	2	2	—	2	(100%)	NM	0%

Sleep	2	—	2	2	—	2	0%	NM	0%

Quality	—	24	24	1	11	12	(100%)	118%	100%

Clarion	—	5	5	—	3	3	NM	67%	67%

Econo Lodge	—	6	6	—	10	10	NM	(40%)	(40%)

Rodeway	—	5	5	1	11	12	(100%)	(55%)	(58%)

MainStay	1	—	1	2	—	2	(50%)	NM	(50%)

Suburban	—	—	—	1	—	1	(100%)	NM	(100%)

Ascend Collection	—	1	1	—	2	2	NM	(50%)	(50%)

Cambria Suites	1	—	1	—	—	—	NM	NM	NM

Total Domestic System	6	50	56	10	45	55	(40%)	11%	2%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2011 Units			March 31, 2010 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	31	58	89	43	81	124	(12)	(28%)	(23)	(28%)	(35)	(28%)

Comfort Suites	3	117	120	—	154	154	3	NM	(37)	(24%)	(34)	(22%)

Sleep Inn	—	70	70	1	115	116	(1)	(100%)	(45)	(39%)	(46)	(40%)

Quality	47	6	53	39	13	52	8	21%	(7)	(54%)	1	2%

Clarion	20	2	22	16	6	22	4	25%	(4)	(67%)	—	0%

Econo Lodge	35	2	37	39	4	43	(4)	(10%)	(2)	(50%)	(6)	(14%)

Rodeway	14	2	16	33	3	36	(19)	(58%)	(1)	(33%)	(20)	(56%)

MainStay	2	39	41	—	39	39	2	NM	—	0%	2	5%

Suburban	—	20	20	—	26	26	—	NM	(6)	(23%)	(6)	(23%)

Ascend Collection	4	4	8	4	4	8	—	0%	—	0%	—	0%

Cambria Suites	—	32	32	—	37	37	—	NM	(5)	(14%)	(5)	(14%)

	156	352	508	175	482	657	(19)	(11%)	(130)	(27%)	(149)	(23%)

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2011	2010

Franchising Revenues:

Total Revenues	$115,281	$107,421
Adjustments:
Marketing and reservation revenues	(62,967)	(58,840)
Hotel operations	(864)	(867)

Franchising Revenues	$51,450	$47,714

Franchising Margins:

Operating Margin:

Total Revenues	$115,281	$107,421
Operating Income	$25,679	$23,837

Operating Margin	22.3%	22.2%

Adjusted Franchising Margin:

Franchising Revenues	$51,450	$47,714

Operating Income	$25,679	$23,837
Employee termination benefits	70	352
Hotel operations	(31)	(111)

	$25,718	$24,078

Adjusted Franchising Margins	50.0%	50.5%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended March 31,
	2011	2010

Selling, general and administrative costs	$23,847	$21,816
Employee termination benefits	(70)	(352)

Adjusted Selling, General and Administrative Costs	$23,777	$21,464

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2011	2010

Net Income	$15,730	$15,793
Adjustments:
Loss on land held for sale	1,111	—
Employee termination benefits	44	220

Adjusted Net Income	$16,885	$16,013

Weighted average shares outstanding-diluted	59,825	59,600

Diluted Earnings Per Share	$0.26	$0.26
Adjustments:
Loss on land held for sale	0.02	—
Employee termination benefits	—	0.01

Adjusted Diluted Earnings Per Share (EPS)	$0.28	$0.27

Adjusted EBITDA Reconciliation

(in millions)

	Q1 2011 Actuals	Q1 2010 Actuals	Full-Year 2011 Outlook

Operating Income (per GAAP)	$25.7	$23.8	$168.1-$170.1
Employee termination benefits	0.1	0.4	0.1
Depreciation and amortization	2.0	2.2	8.8

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$27.8	$26.4	$177-$179